Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

I.C. Isaacs & Company, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63871, 333-46916 and 333-117735) of I.C. Isaacs & Company, Inc. of our report dated March 29, 2007, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

                                                            BDO Seidman, LLP
Bethesda, Maryland
April 2, 2007

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